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EXHIBIT 14(b)

                         CONSENT OF DYKEMA GOSSETT PLLC

We consent to the filing of a form of our tax opinion as an exhibit to the Registration Statement on Form N-14 of John Hancock Trust to be filed with the Securities and Exchange Commission on or about January 25, 2005 and to the references made to our firm therein and in any amendments thereto.

/s/ Dykema Gossett PLLC
Bloomfield Hills, Michigan
January 24, 2005